Travers Smith LLP 10 Snow Hill, London, EC1A 2AL T: +44 (0)20 7295 3000 | www.traverssmith.com

Sensata Technologies Holding plc Interface House
Interface Business Park Bincknoll Lane
Royal Wootton Bassett Swindon
Wiltshire SN4 8SY

Your ref:

Our ref:    EXG/HCT

Doc ID:    46088724
Tel:    +44 (0)20 7295 3000
Email:    elissavet.grout @traverssmith.com

28 July 2026

Dear Directors

Sensata Technologies Holding plc: Registration under the Securities Act Introduction
1.We are acting on the instructions of Sensata Technologies Holding plc (the "Company") in connection with the registration under the US Securities Act of 1933 (the "Securities Act") of 2,890,000 ordinary shares each in the Company with a nominal value of EUR
0.01 per share (the "Shares") on Form S-8 (the "Form S-8") in connection with the Shares to be issued under the Sensata Technologies Holding plc 2021 Equity Incentive Plan (as amended by a shareholder resolution of the Company passed on 9 June 2026) (the "Plan"). We understand that the Company intends to file, on or around the date hereof, a registration statement with the U.S. Securities and Exchange Commission in respect of the proposed issue of the Shares (the "Registration Statement").
2.For the purposes of issuing this letter, we have reviewed only the documents referred to in the Appendix to this letter (the "Documents") which we understand to be the only documents in existence which are relevant to the issuance of this Opinion.
English law

3.The opinions set out in this letter (which are strictly limited to the matters stated herein and are not to be read as extended, by implication or otherwise, to any other matters) relate only to English law as applied by the English courts as at today's date. This letter expresses no opinion on the laws of any other jurisdiction and is governed by English law.
Opinion

Travers Smith LLP is a limited liability partnership registered in England and Wales under number OC 336962 and is authorised and regulated by the Solicitors Regulation Authority

(SRA number 489478). A list of the members of Travers Smith LLP is open to inspection at our registered office and principal place of business: 10 Snow Hill London EC1A 2AL

4.On the basis of our understanding of the Documents and the assumptions and subject to the reservations set out below, we are of the opinion that:
(a)the Company is a public company limited by shares and has been duly incorporated under English law; and
(b)subject to the authorisation of the directors that the Shares be issued and allotted, and subject to and upon the Shares being duly allotted and issued by the Company to the participant(s) in the Plan, the Registration Statement becoming effective under the Securities Act of 1933, as amended, and valid entries having been made in the books and registers of the Company, the Shares will be duly and validly authorised and issued, fully paid and non-assessable, and no further amounts will be payable to the Company in respect of the issue of the Shares.
Assumptions

5.The opinions set out in paragraph 4 are based upon the following assumptions:

(a)that all copy Documents supplied to us are true, complete, up-to-date, authentic and accurate in all respect and conform to the originals which themselves are genuine and that all signatures, stamps and seals thereon are genuine.
(b)that the rules of the Plan which we have examined are in force and have been and will be operated in accordance with their terms;
(c)that the Shares will, before allotment or issue, have been fully paid up in accordance with the Companies Act 2006;
(d)that the Shares have been and will be issued or transferred in accordance with the rules of the Plan;
(e)that any representation, warranty or statement of fact or law, other than as to the laws of England made in any of the Documents is true, accurate and complete;
(f)that all resolutions of the directors and shareholders of the Company required to authorise the allotment of the Shares were or will be duly passed and at properly convened meetings of the shareholders and directors of the Company (as applicable), and no such authorisations have been amended or rescinded and will remain in full force and effect;
(g)that there has been no alteration in the status or condition of the Company since a search carried out at the Companies House of England and Wales on 27 July 2026 at 11:35am, and an enquiry by

46088724/2/EXG/HCT

telephone in respect of the Company at the Central Index of Winding Up Petitions on 27 July 2026 at 4:20pm;
(h)that each director of the Company has disclosed any interests which they may have in the Plan in accordance with the provisions of the Companies Act 2006 and the articles of association of the Company;
(i)that each director of the Company (and each member of any relevant committee) discharged their fiduciary duty owed to the Company and acted honestly and that each relevant trustee discharged its fiduciary duties and acted honestly;
(j)that the offering or award of Shares under the Plan has and will be made in accordance with the relevant Documents;
(k)that the Officer's Certificate in which each of the statements contained in a certificate of an Officer of the Company (the "Certificate") is true and correct as at the date of this opinion;
(l)that there have been no amendments to the articles of association of the Company referred to in the Appendix; and
(m)that save for the Documents, there is no other document or arrangement which modifies or supersedes any of the Documents.
6.We express no opinion as to any agreement, instrument, document or matter other than as specified in this letter. We have not been responsible for investigation or verification of statements of fact (including statements as to foreign law).
7.This letter is given on the basis that any limitation on the liability of any other person to the persons to whom this letter is addressed, whether or not we are aware of that limitation, will not adversely affect our position in any circumstances.
8.By giving this opinion, we do not assume any obligation to notify you of future changes in law which may affect the opinions expressed in this opinion, or otherwise to update this opinion in any respect.
9.To the extent that the laws of any other jurisdiction may be relevant, our opinion is subject to the effect of such laws. We express no views in this opinion on the validity of the matters set out in any opinion given in relation to such laws.
10.We have not been responsible for verifying whether statements of fact (including foreign law), opinion or intention in any documents referred to in this opinion or in any related documents are accurate, complete or reasonable.
QUALIFICATIONS

Our opinion is subject to the following qualifications:

46088724/2/EXG/HCT

11.Company Search: the Company Search is not capable of revealing conclusively whether or not:
11.1a winding-up order has been made or a resolution passed for the winding up of a company; or
11.2an administration order has been made; or

11.3a receiver, administrative receiver, administrator or liquidator has been appointed; or

11.4a court order has been made under the Cross Border Insolvency Regulations 2006,

11.5since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the public microfiche of the relevant company immediately.
In addition, the Company Search is not capable of revealing, prior to the making of the relevant order or the appointment of an administrator otherwise taking effect, whether or not a winding-up petition or an application for an administration order has been presented or notice of intention to appoint an administrator under paragraphs 14 or 22 of Schedule B1 to the Insolvency Act 1986 has been filed with the court;
12.Winding-up Enquiry: the Winding-up Enquiry relates only to the presentation of (i) a petition for the making of a winding-up order or the making of a winding-up order by the Court, (ii) an application to the High Court of Justice in London for the making of an administration order and the making by such court of an administration order, and (iii) a notice of intention to appoint an administrator or a notice of appointment of an administrator filed at the High Court of Justice in London. It is not capable of revealing conclusively whether or not such a winding-up petition, application for an administration order, notice of intention or notice of appointment has been presented or winding-up or administration order granted, because:
12.1details of a winding-up petition or application for an administration order may not have been entered on the records of the Central Registry of Winding-up Petitions immediately;
12.2in the case of an application for the making of an administration order and the presentation of a notice of intention to appoint or notice of appointment, if such application is made to, order made by or notice filed with, a Court other than the High Court of Justice in London, no record of such application, order or notice will be kept by the Central Registry of Winding-up Petitions;
12.3a winding-up order or administration order may be made before the relevant petition or application has been entered on the records of the Central Registry immediately;
12.4details of a notice of intention to appoint an administrator or a notice of appointment of an administrator under paragraphs 14 and 22 of Schedule B1 of the Insolvency Act 1986

46088724/2/EXG/HCT

may not be entered on the records immediately (or, in the case of a notice of intention to appoint, at all); and
12.5with regard to winding-up petitions, the Central Registry of Winding-up Petitions may not have records of winding-up petitions issued prior to 1994.
12.6Non-Assessable Shares: the term 'non-assessable' has no recognised meaning in English law but for the purposes herein the term means that, under the Companies Act 2006 (as amended), the articles of association of the Company and any resolution passed in accordance with the articles of association approving the issuance of the Shares, no holder of such Shares is liable, solely because of such holder’s status as a holder of such Shares, for additional payments or calls on the relevant Shares to or by the Company or its creditors.
Benefit of opinion

13.This opinion is addressed to the Company solely for its own benefit. This opinion letter may not be delivered to or relied upon by any person other than the Company without our express written consent.
Consent to filing

14.We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission (the "Commission") as an exhibit to the Form S-8 relating to the Shares. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Governing Law

15.This opinion letter and any non-contractual obligations arising out of or in relation to it are governed by English law. The courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this opinion letter (including non-contractual disputes or claims).

Yours faithfully

/s/ Travers Smith LLP

Travers Smith LLP

46088724/2/EXG/HCT

APPENDIX

Documents Reviewed

The Documents referred to in Paragraph 2 of this letter are copies of the following which have been provided to us by the Company with the exception of the documents/searches referred to in (2) and
(5) below which have been obtained from the United Kingdom's Companies House and the Central Index of Winding up Petitions as the case may be.
1.The Draft Form S-8;

2.The articles of association of the Company adopted on October 5, 2017;

3.The rules of the Plan (as amended by a shareholder resolution of the Company on 9 June 2026);
4.A PDF copy of the resolutions of the shareholders and the board of directors of the Company to approve the amendments to the Plan;
5.The searches referred to in paragraph 4(g) of this Legal Opinion; and

6.The Certificate.

46088724/2/EXG/HCT

Page 6